                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

November __, 2006

Delaware Group Income Funds
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of Delaware High Yield  Opportunities
Fund,  Delaware  Corporate Bond Fund,  Delaware  Extended Duration Bond Fund and
Delaware  Delchester  Fund  (collectively,  the  "Funds"),  which are  series of
Delaware Group Income Funds,  the Distributor  shall waive a portion of the Rule
12b-1  (distribution) fees for Class A Shares and Class R Shares, as applicable, so that such Funds' Rule 12b-1  (distribution)  fees will not exceed the amounts indicated below for the period December 1, 2006 through November 30, 2007:

Fund                                              Class/Expense Limitation

Delaware High Yield Opportunities Fund                Class R - 0.50%
Delaware Corporate Bond Fund                          Class A - 0.25%
                                                      Class R - 0.50%
Delaware Extended Duration Bond Fund                  Class A - 0.25%
                                                      Class R - 0.50%
Delaware Delchester Fund                              Class R - 0.50%

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                                Delaware Distributors, L.P.

                                                By: _________________________
                                                      Name:
                                                      Title:
                                                      Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Income Funds

By: _________________________
      Name:
      Title:
      Date: